Exhibit 10


Amendments to the 1982 Stock Option and Restricted Stock Plan (the "1982 Plan"), the 1988 Stock Option and Restricted Stock Plan (the "1988 Plan") and the 1993 Stock Option and Retention Stock Plan (the "1993 Plan") of Union Pacific Corporation, Adopted Effective as of April 24, 1997.




1. Paragraphs 5(c) and 6(b) of the 1982 Plan, Paragraphs 5(c) and 6(b) of the 1988 Plan and Paragraphs 6(c) and 7(b) of the 1993 Plan are amended to remove the requirement that written notices be submitted to exercise stock options or stock appreciation rights if such rights are in existence at time of exercise.

2. Paragraph 5(h) (iv) of the 1982 Plan, Paragraph 5(h) (iv) of the 1988 Plan and Paragraph 6(h) (iv) of the 1993 Plan are amended to add the following to the end of each Paragraph:

"; provided, the Committee may provide for a longer exercise period, not to exceed three (3) years from the date of such termination or, if later, three years from the date the option becomes exercisable but not more than five years after the date of such termination."

3. Paragraph 8(c) of the 1993 Plan is amended to add the following to the end of such Paragraph:

"In the case of incentive stock options granted after April 24, 1997, the Committee may extend the period during which an incentive stock option may be exercised as a non-qualified stock option to up to three (3) years from the date of a termination not due to retirement, disability or gross misconduct or, if later, three (3) years from the date the option becomes exercisable but not more than five years after the date of such a termination."

4. The second sentence of Paragraph 9(a) of the 1993 Plan is amended to add the words "or in the next sentence" immediately following the words "as provided in Section 9(c)."

5. Paragraph 9(a) of the 1993 Plan is amended to add the following sentence between the second and third sentences of such Paragraph:

"The Committee may determine in its sole discretion to waive any or all of such restrictions prior to the end of the Restriction Period or the satisfaction of any Vesting Condition."